UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 20, 2004

CRITICAL HOME CARE, INC.
(Exact Name of Registrant as Specified in its Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan (Address of principal executive offices)	48076 ((Zip Code)

Registrant’s telephone number, including area code:  (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 30, 2004, Arcadia Health Services, Inc., a second-tier wholly owned  subsidiary of Critical Home Care, Inc., and Second Solutions, Inc. (collectively "Buyer") entered into a definitive agreement with Merit Staffing Resources, Inc. (the "Seller") and Harriette Hunter (Seller’s majority shareholder) to purchase substantially all of Seller’s assets.  Buyer and Seller closed the transaction on August 30, 2004, and the transaction was funded on August 31, 2004.  The asset purchase agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Merit Staffing Resources, Inc. provides temporary personnel for healthcare facilities and other businesses.  It has offices in Danvers, Dedham, Lakeville, Sandwich and Weymouth, Massachusetts and reported 2003 sales of $4.7 million.  Attached as Exhibit 99.2 is a copy of the press release, incorporated herein by this reference, which Critical Home Care, Inc. issued on September 1, 2004 to announce the acquisition.

Second Solutions, Inc., an affiliate of Arcadia Health Services, Inc., is responsible for matters including sales of staffing services to Arcadia’s customers.  Before the negotiation and execution of the asset purchase agreement, there was no material relationship between Seller and Buyer.

The assets purchased from Seller include client lists, equipment, contract rights and certain account receivables.  The Seller remains responsible for all claims, obligations, costs and liabilities arising out of the purchased assets or Seller’s business before closing.  The purchase price is (a) cash equal to a specified percentage of Seller’s accounts receivable under 120 days outstanding as of closing, plus $200,000, subject to a total maximum cash payment at closing of $1.6 Million; plus (b) forty-eight (48) monthly payments (computed per a specified formula based on the gross margin of annualized revenues over the forty-eight month period), with a minimum total payment of $864,000 and a maximum total payment of $1.6 Million over the forty-eight month period.  The difference between the cash amount paid at closing and the amount of accounts receivable Buyer collects within 120 days of closing less $200,000 will be payable to Seller or Buyer, depending on whether the net amount is greater than or less than the cash amount paid at closing.  Any amounts that are or become due or payable by Seller to Buyer as damages or otherwise are subject to Buyer’s rights of set-off/recoupment against amounts payable to Seller over the forty-eight month period.  Seller and Buyer agreed to additional customary terms and conditions, including non-competition agreements by Ms. Hunter and other key employees of Seller.

Item 8.01  Other Events.

On August 20, 2004, SSAC, LLC, a second tier wholly owned subsidiary of the Critical Home Care, Inc., purchased American Oxygen, Inc. of Peoria, Illinois.  American Oxygen, Inc., operating from two locations in Illinois, sells and rents durable medical equipment, including respiratory/oxygen equipment.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.
	Exhibit 99.1	Asset Purchase Agreement, dated August 30, 2004.
	Exhibit 99.2	Press release dated September 1, 2004 issued by Critical Home Care, Inc.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Critical Home Care, Inc. By: /S/ John E. Elliott II John E. Elliott II Its: Chairman of the Board and Chief Executive Officer

Dated:  September 2, 2004

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